UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 2, 2017

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in the Registrant’s Current Report on Form 8-K dated July 12, 2017 (the “Prior Disclosure”), Alessandro Bogliolo has been appointed as Chief Executive Officer of the Registrant, with the effective date of such appointment commencing no later than October 2, 2017, subject to Work Authorization having been obtained as described in the Prior Disclosure. The aforementioned Work Authorization has been obtained, and Mr. Bogliolo’s appointment to the position of Chief Executive Officer was effective October 2, 2017 (the “Effective Date”).

The Registrant’s Board of Directors (the “Board”) also appointed Mr. Bogliolo as a director, effective upon the Effective Date, and increased the number of directors constituting the whole Board to twelve. Mr. Bogliolo has been appointed to the Corporate Social Responsibility Committee of the Board and will replace Michael J. Kowalski, who stepped down from his role as interim Chief Executive Officer as of the Effective Date, as the sole member of the Dividend Committee of the Board. As Mr. Bogliolo is an employee of the Registrant, he will not receive any separate compensation for his service as a director. The Board believes that there is value in appointing the Registrant’s Chief Executive Officer as a director, as such an appointment affords the Board the opportunity to gain additional insight into key matters within its purview, including the strategic planning process and management succession.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: October 2, 2017